Exhibit 99.1

GI Dynamics, Inc. – ASX Announcement

Appendix 4C Quarterly Report

Quarter ended 30 September 2014

GI Dynamics to Hold Briefing Call and Webcast on Financial Results

for Third Quarter 2014 on Tuesday, 4 November 2014 at 5 p.m. U.S. EST

/ Wednesday, 5 November 2014 at 9 a.m. AEDT

LEXINGTON, Massachusetts, United States and SYDNEY, Australia – 31 October 2014 – GI Dynamics, Inc. (ASX: GID) (GI Dynamics or the Company), a medical device company developing innovative treatments for type 2 diabetes and obesity, is pleased to provide its financial results for the quarter ended 30 September 2014 (Quarter). The Appendix 4C, which has been prepared in U.S. dollars under U.S. GAAP, is attached and the results disclosed in the Appendix 4C are unaudited.

The Company plans to file its Quarterly Report on Form 10-Q (Form 10-Q) with the U.S. Securities and Exchange Commission and with the Australian Securities Exchange on or before 7 November 2014. The Form 10-Q will provide financial statements for the Quarter, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations, for the Quarter.

Third Quarter 2014 Business Review

•	Regulatory: As previously reported, GI Dynamics’ Notified Body in the European Union has temporarily suspended the Company’s commercial shipments of EndoBarrier® product labeled with a CE Mark, affecting all countries where the Company is currently selling EndoBarrier, pending a review of the Company’s vigilance and reporting systems. The suspension of shipments is not a product recall and does not apply to product currently owned by hospitals or distributors, or product required for use in clinical trials. The Company plans to continue its ongoing clinical trial activities, including the ENDO Trial currently underway in the United States. Regarding the Company’s vigilance and reporting systems, in response to the specific requests for corrective action, the Company believes it has remedied the deficiencies in question and has formally submitted its responses for review by the Notified Body. The Company will provide an update on its corrective actions, as well as observations from its global clinical experience review during its quarterly briefing conference call. GI Dynamics continues to work closely with the governing authorities in Europe to resolve any remaining questions in order to resume product shipments as soon as possible. Meanwhile, the Company is continuing to manufacture the EndoBarrier as the design and manufacturing of the product has not been a subject of the Notified Body’s inquiry and action.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 2

•	U.S. Pivotal Trial: As of 30 September 2014, 24 of a possible 25 clinical sites across the U.S. have initiated patient recruitment in the ENDO Trial, GI Dynamics’ pivotal clinical trial evaluating the efficacy and safety of EndoBarrier in the treatment of people with type 2 diabetes and obesity. As of 30 September 2014, a total of 237 patients have been enrolled out of a total of 500 patients required for the study. During the Quarter, 69 patients were enrolled; matching the 69 patients enrolled in the quarter ended 30 June 2014.

•	Appointment of Michael D. Dale as President, CEO and Director: As previously announced, Michael D. Dale was appointed as President, CEO and member of the Board of Directors of GI Dynamics, effective 18 September 2014. Mr. Dale brings more than 25 years of executive experience successfully driving growth and delivering financial results in dynamic, innovative public and private medical device organizations.

•	Appointment of Daniel J. Moore as Director: As previously announced, Daniel J. Moore, President and CEO of Cyberonics, Inc., was appointed to the Company’s Board of Directors, effective 10 September 2014. Mr. Moore has served as President, CEO and Director of Cyberonics, a medical technology company with core expertise in neuromodulation, since 2007.

•	Medical Meetings and Congresses: Data shared at major meetings reinforced and expanded upon EndoBarrier Therapy’s efficacy and safety for the treatment of patients with type 2 diabetes and/or obesity:

•	At the European Association for the Study of Diabetes Annual Meeting (Vienna, Austria), new data from five posters were presented, including data that showed early and significant effects on glucose control and appetite suppression in patients with advanced type 2 diabetes; clinically meaningful reduction in the prevalence of metabolic syndrome, including a robust improvements in patients’ 10 year estimated cardiovascular risk; and increases in plasma bile acids as seen with other procedures like gastric bypass, which further explains EndoBarrier’s mechanism of action.

•	The International Federation for the Surgery of Obesity and Metabolic Disorders Annual Meeting (Montreal, Canada) served to showcase the real-world experience with EndoBarrier and highlighted the positive impact of EndoBarrier on HbA1c, weight loss and sustained effects after the device is removed. The presentations also revealed important information about how to best manage EndoBarrier patients for optimal outcomes.

•	At the United European Gastroenterology Week (Vienna, Austria), interim results from a multicenter, prospective, controlled trial of EndoBarrier for the treatment of type 2 diabetes and obesity reported significant improvements in glycemic control, weight and quality of life after six months of therapy.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 3

Anticipated 2014 Milestones and Operating Goals

•	Strategic Planning Process: The Company is undergoing a strategic planning process to establish operational priorities. The results of the process will be communicated by the end of the first quarter of 2015.

•	Reverse Stock Split: On 23 October 2014, the Company mailed a proxy statement in connection with the solicitation of proxies for use at a special meeting of stockholders to be held on Monday, 10 November 2014, at 5 p.m. EST (9 a.m. on Tuesday, 11 November 2014 AEDT) at which the Company will ask stockholders to authorize its Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of the Company’s shares of common stock, at a ratio of 1:10. If approved, the holders of the Company’s common stock will receive one share of common stock for every 10 shares of common stock that they hold and each CHESS Depositary Interest (CDI) will represent an interest in one-fiftieth of a share of common stock. The number of outstanding CDIs, and the price of each CDI, will not be affected by the stock split.

•	NASDAQ Listing: The Company has submitted an application to list its common stock on the NASDAQ Capital Market. If the Company’s application to list on the NASDAQ Capital market is successful the Company expects to be listed on both the Australian Securities Exchange and NASDAQ. The Company is planning to list its common stock on NASDAQ, subject to appropriate market and other conditions as determined by the Board of Directors.

•	Ongoing Medical Meetings and Presentations: Data regarding the safety and efficacy of EndoBarrier Therapy will continue to be featured at medical meetings, including the 2nd annual ObesityWeek meeting, a joint conference hosted by the American Society for Metabolic & Bariatric Surgery and The Obesity Society, which is being held 2-7 November 2014 in Boston.

Financial Review

The Company’s key financial results for the Quarter and nine months ended 30 September 2014, on an unaudited basis, include the following:

•

Revenue increased to US$0.6 million for the Quarter compared to US$0.5 million for the same period last year, an increase of US$0.1 million. For the nine-month period revenue increased to US$2.4 million compared to US$1.2 million for the same period last year, an increase of US$1.2 million. The increase in the Company’s revenue in the

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 4

Quarter compared to the same quarter last year was a result of an increase in sales in Europe, South America and Australia, partially offset by a decrease in sales in the Middle East. The increase in the Company’s revenue for the nine-month period compared to the same period last year was a result of an increase in sales in Europe, South America, Australia and the Middle East.

•	As earlier disclosed, revenue for the Quarter decreased by US$0.2 million compared to the quarter ended 30 June 2014. This decrease in revenue was attributable to a decrease in sales in all regions with the exception of the Middle East, where sales were flat quarter to quarter.

•	As will be reported in the Company’s Form 10-Q for the period ended 30 September 2014, revenue by geographic region was as follows (in US$000s):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014		2013	2014		2013
Germany	$272		$93	$764		$325
Netherlands		*	78		*	138
Other Europe	133		94	689		191
Qatar	—		118	—		118
Israel		*	50		*		*
Other Middle East	14		—	242		71
Chile	63		49	284		206
Australia	127		11	376		146

Total Revenue	$609		$493	$2,355		$1,195

*	Revenue associated with the individual country is less than 10% of total revenue for the period and is included in the appropriate regional line.

•	Looking forward, in light of current suspension in commercial shipments, the Company expects that revenue in the fourth quarter will be lower than revenue in the Quarter.

•	Cost of revenue for the Quarter was US$0.4 million for both the Quarter and the same period last year. Cost of revenue for the nine-month period was US$1.8 million compared to US$1.5 million for the same period last year. The improvement in gross margin for both the Quarter and the nine-month period primarily reflects increased sales volume and increased utilization of manufacturing capacity compared to the same periods last year.

•

Operating expenses increased to US$11.9 million for the Quarter compared to US$8.6 million for the same period last year, an increase of US$3.3 million. Operating expenses increased to US$34.9 million for the nine-month period compared to

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 5

US$25.5 million for the same period last year, an increase of US$9.4 million. The increase for the Quarter and nine month period was primarily a result of increased expenses associated with the ENDO Trial.

•	Research and development expenses were US$6.8 million for the Quarter compared to US$3.9 million for the same period last year, an increase of US$2.9 million. Research and development expenses were US$19.7 million for the nine-month period compared to US$10.6 million for the same period last year, an increase of US$9.1 million. The increase in research and development expenses for the Quarter and nine-month period was primarily a result of increased expenses to support the ENDO Trial.

•	Sales and marketing expenses were US$2.4 million for the Quarter compared to US$2.8 million for the same period last year, a decrease of US$0.4 million. Sales and marketing expenses were US$8.0 million for the nine-month period compared to US$7.9 million for the same period last year, an increase of US$0.1 million. The decrease in sales and marketing expenses for the Quarter was the result of lower spending on marketing related activities to support the Company’s commercialization effort. The increase in sales and marketing expenses for the nine-month period was primarily a result of the costs associated with the departure of the Company’s chief commercial officer, partially offset by lower marketing related spending.

•	General and administrative expenses were US$2.7 million for the Quarter compared to US$1.9 million for the same period last year, an increase of US$0.8 million. General and administrative expenses were US$7.3 million for the nine-month period compared to US$7.0 million for the same period last year, an increase of US$0.3 million. The increase in general and administrative expenses for the Quarter and nine-month period was primarily associated with the departure and replacement of the Company’s chief executive officer. During the nine-month period, the increase described above was partially offset by a decrease in legal fees associated with the successful settlement of the Company’s lawsuit with W.L. Gore & Associates, Inc. and a non-recurring stock-based compensation charge in the first quarter of 2013.

•	Other income (expense) for the Quarter was a US$0.4 million loss compared to a gain of US$0.4 million for the same period last year, a decrease of US$0.8 million. Other income (expense) for the nine-month period was a gain of US$0.4 million compared to a loss of US$0.5 million for the same period last year, an increase of US$0.9 million. The decrease in the Quarter compared to the same period last year was primarily associated with a foreign exchange loss due to the depreciation of the Australian dollar versus the U.S. dollar during the Quarter. The increase in other income for the nine-month period compared to the same period last year was primarily associated with the volatility of the Australian dollar versus the U.S. dollar and a gain on the remeasurement of the warrant liability.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 6

•	As a result, the Company recorded a net loss of US$12.1 million for the Quarter compared to US$8.1 million for the same period last year, an increase of US$4.0 million, and a net loss of US$34.1 million for the nine-month period compared to US$26.5 million for the same period last year, an increase of US$7.6 million.

•	The Company had cash and cash equivalents of US$61.2 million at 30 September 2014 compared to US$71.7 million as of 30 June 2014, a decrease of US$10.5 million, which the Company used to fund its operations.

Michael D. Dale, president and chief executive officer of GI Dynamics, stated, “Over the next several months, our business imperative is to develop a new strategic plan for the express purpose of ensuring that our human and capital resources are put to best use in order to establish EndoBarrier as a primary standard of care for the treatment of type 2 diabetes and obesity. In my short tenure with the Company, I have by intention, as well as unexpected circumstance, been exposed to all aspects of the clinical experience associated with our products. This opportunity has only reinforced for me the wisdom of my decision to join GI Dynamics. I believe our company is at the forefront of one of the most clinically important medical technology opportunities in the world today and I look forward to communicating exactly how we plan to fulfill our mission on behalf of patients, the medical community and shareholders.”

****************CONFERENCE CALL & WEBCAST INFORMATION****************

GI Dynamics, Inc. (ASX: GID) will hold a conference call to discuss the Company’s financial results for the quarter ended 30 September 2014, and its business outlook. Michael Dale, president and chief executive officer, will host the call with Robert Crane, chief financial officer.

Tuesday, 4 November 2014 at 5 p.m. U.S. EST / Wednesday, 5 November 2014 at 9 a.m. AEDT

Accessing the Briefing Call via Webcast:

A live webcast of the call will be available on the GI Dynamics website at investor.gidynamics.com. The webcast can be directly accessed at: http://edge.media-server.com/m/p/f7u6k33y/lan/en

Accessing the Briefing Call via Telephone:

For those preferring to listen by telephone, please dial in five minutes prior to the start of the call and provide the passcode 38279268. Regional dial-in numbers are as follows:

•	United States callers please dial toll-free 1 (888) 771-4371

•	Australia callers please dial toll-free 1 (800) 507-265

•	International callers please dial 1 (847) 585-4405

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 7

Replay archive:

The webcast will be archived for 30 days following the call on the GI Dynamics website at investor.gidynamics.com.

Robert Crane

Chief Financial Officer & Company Secretary

About GI Dynamics

GI Dynamics, Inc. (ASX: GID) is the developer and marketer of EndoBarrier®, a breakthrough device that represents an entirely new class of non-surgical, non-pharmaceutical therapy for the treatment of type 2 diabetes and/or obesity. EndoBarrier is approved and commercially available in multiple countries outside the U.S. EndoBarrier is not approved for sale in the U.S. and is limited by federal law to investigational use only in the United States. GI Dynamics is conducting a pivotal clinical trial of EndoBarrier in the U.S. for the treatment of patients who have uncontrolled type 2 diabetes and are obese. Founded in 2003, GI Dynamics is headquartered in Lexington, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This announcement contains forward-looking statements concerning: our development and commercialization plans; our potential revenues and revenue growth, costs, profitability and financial performance; our ability to obtain reimbursement for our products; our clinical trials, and associated regulatory submissions and approvals; the number and location of commercial centres offering the EndoBarrier®; and our intellectual property position. These forward-looking statements are based on the current estimates and expectations of future events by the management of GI Dynamics, Inc. as of the date of this announcement and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the possibility that clinical trials will not be successful or confirm earlier results; risks associated with obtaining funding from third parties; risks relating to the timing and costs of clinical trials, the timing of regulatory submissions, the timing, receipt and maintenance of regulatory approvals, the timing and amount of other expenses, and the timing and extent of third-party reimbursement risks associated with commercial product sales, including product performance; competition; risks related to market acceptance of products; intellectual property risks; and assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches, future financial results and other factors including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Investor Enquiries:	Media Enquiries:

United States Robert Crane, Chief Financial Officer +1 (781) 357-3250	United States/Europe: Dan Budwick, Pure Communications Inc. +1 (973) 271-6085

Australia David Allen or John Granger, Hawkesbury Partners Pty Limited +61 2 9325 9046	Australia: Angela Ceberano, Flourish PR +61 3 9092 8445

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/03/00 Amended 30/09/01, 24/10/05, 17/12/10

Name of entity

GI Dynamics, Inc.

ABN	Quarter ended (“current quarter”)

151 239 388	30 September 2014

Consolidated statement of cash flows

			Current quarter (Q3) $’000 USD	Year to date (9 months) $’000 USD
Cash flows related to operating activities
1.1		Receipts from customers	595	2,300

1.2	Payments for	(a) staff costs	(3,795)	(11,065)
		(b) advertising and marketing	(1,126)	(3,714)
		(c) research and development	(5,040)	(14,125)
		(d) leased assets	—	—
		(e) other working capital	(629)	(2,001)
1.3		Dividends received	—	—
1.4		Interest and other items of a similar nature received	41	217
1.5		Interest and other costs of finance paid	—	(1)
1.6		Income taxes paid	(12)	(36)
1.7		Other (provide details if material)	—	—

		Net operating cash flows	(9,966)	(28,425)

+	See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 1

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

		Current quarter (Q3) $’000 USD	Year to date (9 months) $’000 USD
1.8	Net operating cash flows (carried forward)	(9,966)	(28,425)

	Cash flows related to investing activities
1.9	Payment for acquisition of:
	(a) businesses (item 5)	—	—
	(b) equity investments	—	—
	(c) intellectual property	—	—
	(d) physical non-current assets	(52)	(234)
	(e) other non-current assets	—	—
1.10	Proceeds from disposal of:
	(a) businesses (item 5)	—	—
	(b) equity investments	—	—
	(c) intellectual property	—	—
	(d) physical non-current assets	—	—
	(e) other non-current assets	—	—

1.11	Loans to other entities	—	—
1.12	Loans repaid by other entities	—	—
1.13	Other (provide details if material)	—	—

	Net investing cash flows	(52)	(234)

1.14	Total operating and investing cash flows	(10,018)	(28,659)

	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc.	82	32,749
1.16	Proceeds from sale of forfeited shares	—	—
1.17	Proceeds from borrowings	—	—
1.18	Repayment of borrowings	(19)	(58)
1.19	Dividends paid	—	—
1.20	Other (share capital raising cost)	—	(1,363)

	Net financing cash flows	63	31,328

	Net increase (decrease) in cash held	(9,955)	2,669

1.21	Cash at beginning of quarter/year to date	71,667	58,616
1.22	Exchange rate adjustments to item 1.20	(522)	(95)

1.23	Cash at end of quarter	61,190	61,190

+	See chapter 19 for defined terms.

Appendix 4C Page 2	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

Current quarter (Q3)$’000 USD

1.24	Aggregate amount of payments to the parties included in item 1.2		250

1.25	Aggregate amount of loans to the parties included in item 1.11		—

1.26	Explanation necessary for an understanding of the transactions

Payments represent wages and severance paid to executive directors for services provided during the third quarter of 2014 ($168) and directors’ fees paid to non-executive directors ($82) for services provided during the third quarter of 2014.
Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

N/A

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

N/A
Financing facilities available Add notes as necessary for an understanding of the position.
		Amount available $’000 USD	Amount used $’000 USD

3.1	Loan facilities	—	—

3.2	Credit standby arrangements	150	—

+	See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter (Q3) $’000 USD	Previous quarter (Q2) $’000 USD

4.1	Cash on hand and at bank	19,241	9,597

4.2	Deposits at call	41,949	62,070

4.3	Bank overdraft	—	—

4.4	Other (provide details)	—	—

	Total: cash at end of quarter (item 1.23)	61,190	71,667

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))

5.1	Name of entity	N/A	N/A
5.2	Place of incorporation or registration
5.3	Consideration for acquisition or disposal
5.4	Total net assets
5.5	Nature of business

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement does give a true and fair view of the matters disclosed.

Sign here:		Date: 31 October 2014
(Company secretary)

Print name:	Robert Crane

+	See chapter 19 for defined terms.

Appendix 4C Page 4	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.	The definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report except for any additional disclosure requirements requested by AASB 107 that are not already itemised in this report.

3.	Accounting Standards. ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+	See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 5